EXHIBIT 10.2
1010, rue De La Gauchetière Ouest, bureau 400
Montréal, Québec, H3B 2N2 Canada
T 514-875-2160 resolutefp.com
March 30, 2022
*This is a translation from the signed agreement in French

Mr. Yves Laflamme

Re: Agreement between Yves Laflamme and Resolute FP Canada Inc.

Yves,

I am pleased to confirm the renewal of your appointment as Special Advisor to the President and Chief Executive Officer. The terms and conditions of the agreement dated April 9, 2021, remain unchanged, except for the term and termination, which are amended as follows:

Date of Appointment & Term
This agreement becomes effective on April 1, 2022.

Termination
The term of your employment will be for 3 months from the effective date, terminating on June 30, 2022. Either party may, at any time and for cause, terminate unilaterally the present agreement without prior notice.

If you have any questions concerning this offer, please let me know.

Best regards,

/s/ Remi G. Lalonde
Remi G. Lalonde
President and Chief Executive Officer

I have read the herein letter and hereby accept these terms and conditions.

/s/ Yves Laflamme	April 4, 2022
Yves Laflamme	Date